UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                  -------------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported) February 21, 2003

                        --------------------------------

                      INTEGRATED HEALTH TECHNOLOGIES, INC.
               (Exact Name of Registrant as Specified in Charter)

          Delaware                     000-28876                  22-2407475
(State or Other Jurisdiction          (Commission               (IRS Employer
       of Incorporation)              File Number)           Identification No.)

   201Route 22, Hillside, New Jersey                                 07205
(Address of Principal Executive Offices)                          (Zip Code)

        Registrant's telephone number, including area code (973) 926-0816

                                 NOT APPLICABLE
          (Former Name or Former Address, if Changed Since Last Report)


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ITEM 5. OTHER EVENTS AND REQUIRED FD DISCLOSURE

NuCycle Transaction

      On February 21, 2003, the Company completed a merger pursuant to an Agreement and Plan of Merger dated as of February 21, 2003 between and among the Company, NAC-NJ Acquisition Corp., a wholly-owned subsidiary of the Company ("Acquisition Sub"), and NuCycle Acquisition Corp. ("NuCycle") (the "NuCycle Transaction") pursuant to which the Company acquired NuCycle in exchange for the shareholders of NuCycle receiving from the Company $175,000 payable in shares of the Company's common stock valued on the basis of the average closing price per share for the thirty (30) trading days immediately preceding the first public disclosure of the Company's intention to engage in the NuCycle Transaction and twenty-five (25%) of the after-tax profits of NuCycle until the shareholders of NuCycle have received, in the aggregate, an additional $5,000,000 commencing with the first fiscal quarter following the date of filing of the Certificate of Merger with the New Jersey Department of Treasury.

      NuCycle through its wholly-owned subsidiary, NuCycle Therapy, Inc. is engaged in the development and sale of nutritional formulations based on plant-derived minerals through patented hyperaccumulation technology. NuCycle has had no significant sales to date. Significant additional capital will be needed for NuCycle to pursue other applications of its technologies. There can be no assurance that NuCycle will be able to achieve significant sales or that it will be able to obtain additional capital to pursue other applications of its technologies.

      E. Gerald Kay, the Chairman of the Board of the Company, and a principal of stockholder of the Company, Seymour Flug, the President and Chief Executive Officer of the Company, and Carl DeSantis, the father of Dean DeSantis who is a director of the Company, collectively own approximately seventy-four percent (74%) of NuCycle.

Forward-Looking Statements

      Statements in this section regarding the Company's intention to consummate the transactions described above are forward-looking statements. There are a number of important factors that could cause actual events to differ materially from those suggested or indicated by such forward-looking statements. These include, among others, the need to raise equity capital, results of due diligence, general economic conditions, and other factors identified in the Company's Annual Report on Form 10-KSB and most recent Quarterly Reports on Form 10-QSB filed with the SEC.


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ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL
         INFORMATION AND EXHIBITS.

(c)   Exhibit

      2.1 Agreement and Plan of Merger dated as of February 21, 2003 between and among Integrated Health Technologies, Inc., NAC-NJ Acquisition Corp., a wholly-owned subsidiary of the Company, and NuCycle Acquisition Corp.


                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                          INTEGRATED HEALTH TECHNOLOGIES., INC.


Date:  February 24, 2003                  By: /s/ Seymour Flug
                                             ----------------
                                          Name:  Seymour Flug
                                          Title: President


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Exhibit Index

Exhibit Number    Description

2.1 Agreement and Plan of Merger dated as of February 21, 2003 between and among Integrated Health Technologies, Inc., NAC-NJ Acquisition Corp., a wholly-owned subsidiary of the Company, and NuCycle Acquisition Corp.


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